EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick

Chief Financial Officer

212-590-6200

ICR

Jean Fontana

646-277-1214

dELiA*s, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL 2011 RESULTS

New York, NY – March 15, 2012 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its fourth quarter and fiscal year ended January 28, 2012.

Walter Killough, Chief Executive Officer, commented, “Our fourth quarter marked the end of a transition period in merchandising for dELiA*s. Despite disappointing overall fourth quarter results, we were pleased with the sales and margin performance of product bought under our new merchandising strategy. The comparable store sales decline and the margin contraction in the quarter reflected weak sell-through on sweater and outerwear key items associated with our prior merchandising approach.

Since the start of January we are beginning to see customer acceptance and positive sales in all channels with our new merchandising strategy, which reflects shorter lead times and more frequent deliveries of new product, with the ability to chase business effectively. We are optimistic that this shift in strategy, among other key initiatives in real estate and the web, will position us to drive improved financial performance for the long term.”

Fiscal Fourth Quarter Results

Total revenue for the fourth quarter of fiscal 2011 decreased 2.0% to $65.6 million from $66.9 million in the fourth quarter of fiscal 2010. Revenue from the retail segment decreased 3.6% to $33.6 million, or 51.3% of total revenue. Revenue from the direct segment was flat at $32.0 million, or 48.7% of total revenue.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Total gross margin decreased to 32.3% in the fourth quarter of fiscal 2011, compared to 36.8% in the prior year quarter, predominantly reflecting reduced merchandise margins related to markdowns and the deleveraging of occupancy costs.

Selling, general and administrative (SG&A) expenses were $26.3 million, or 40.1% of sales, for the fourth quarter of fiscal 2011 compared to $26.2 million, or 39.1% of sales, in the fourth quarter of fiscal 2010. The increase in SG&A expenses as a percent of sales reflects the deleveraging of selling and overhead expenses.

Net loss for the fourth quarter of fiscal 2011 was $4.2 million, or $0.13 per diluted share, compared to net income for the fourth quarter of fiscal 2010 of $0.7 million, or $0.02 per diluted share. The net loss for the fourth quarter of fiscal 2011 included a gift card breakage benefit of $1.8 million, or $0.06 per diluted share, and store impairment charges of $0.5 million, or $0.02 per diluted share. The net income for the fourth quarter of fiscal 2010 included a gift card breakage benefit of $0.2 million, or $0.01 per diluted share.

The provision for income tax expense for the fourth quarter of fiscal 2011 was $72,000, or $0.00 per diluted share, compared to a benefit for income taxes of $2.1 million, or $0.07 per diluted share, for the prior year period.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the fourth quarter of fiscal 2011 decreased 3.6% to $33.6 million from $34.9 million in the fourth quarter of fiscal 2010. Retail comparable store sales decreased 3.6% for the fourth quarter of fiscal 2011 compared to a decrease of 2.3% for the fourth quarter of fiscal 2010.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 20.5% for the fourth quarter of fiscal 2011 compared to 27.0% in the prior year period. The decrease in gross margin resulted primarily from lower merchandise margins and the deleveraging of occupancy costs.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

SG&A expenses for the retail segment were $12.8 million, or 38.0% of sales, in the fourth quarter of fiscal 2011 compared to $12.8 million, or 36.7% of sales, in the prior year period. The increase as a percent of sales reflects the deleveraging of selling and overhead expenses.

In the fourth quarter of fiscal 2011, the Company recorded a pre-tax non-cash store impairment charge of $0.5 million related to certain underperforming store locations.

The operating loss for the fourth quarter of fiscal 2011 for the retail segment was $6.2 million compared to $3.3 million in the prior year period. Included in fiscal 2011 was the aforementioned store impairment charge of $0.5 million.

The Company opened one store location and closed two store locations during the fourth quarter of fiscal 2011, ending the period with 113 stores.

Direct Segment Results

Total revenue for the direct segment for the fourth quarter of fiscal 2011 was flat compared to the prior year period at $32.0 million.

Gross margin for the direct segment was 44.6% compared to 47.6% in the fourth quarter of the prior year, primarily resulting from decreased merchandise margins and increased shipping costs.

SG&A expenses for the direct segment were $13.5 million, or 42.4% of sales, compared to $13.3 million, or 41.7% of sales, in the prior year period. The increase in SG&A expenses in dollars and as a percent of sales reflects increased selling expenses.

Operating income for the fourth quarter of fiscal 2011 for the direct segment was $2.3 million as compared to $2.0 million in the prior year period. Included in fiscal 2011 is an incremental gift card breakage benefit of $1.5 million.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Balance Sheet Highlights

At the end of the fourth quarter of fiscal 2011, cash and cash equivalents were $28.4 million compared with $36.3 million, including restricted amounts, at the end of the fourth quarter of fiscal 2010.

Total net inventories at January 28, 2012 were $30.9 million compared with $32.0 million at January 29, 2011. Inventory per average retail store was down 7.4% compared to the prior year period, and inventory for the direct segment was down 5.3% compared to the prior year.

Fiscal Year Results

For the fiscal year ended January 28, 2012, total revenue decreased 1.6% to $217.2 million from $220.7 million for the prior year period.

Total gross margin was 31.5% compared to 33.3% for the prior year period. SG&A expenses were $92.7 million, or 42.7% of sales, for fiscal 2011, compared to $95.7 million, or 43.4% of sales, for the prior year period.

The operating loss for fiscal 2011 decreased to $22.9 million, compared to $29.4 million for fiscal 2010. Included in fiscal 2011 was the aforementioned store impairment charge of $0.5 million and gift card breakage benefit of $2.0 million. In fiscal 2010, the Company recognized a goodwill impairment charge related to the direct marketing segment of $7.6 million, and a gift card breakage benefit of $0.5 million.

Net loss for fiscal 2011 increased to $22.7 million, or $0.73 per diluted share, compared to a net loss of $21.6 million, or $0.70 per diluted share, for fiscal 2010. Included in fiscal 2011 was the aforementioned store impairment charge of $0.5 million, or $0.02 per diluted share, and gift card breakage benefit of $2.0 million, or $0.06 per diluted share. Included in fiscal 2010 was the aforementioned goodwill impairment charge of $7.6 million, or $0.24 per diluted share, and gift card breakage benefit of $0.5 million, or $0.02 per diluted share.

The benefit for income taxes for fiscal 2011 was $0.8 million, or $0.03 per diluted share, compared to a benefit of $8.1 million, or $0.26 per diluted share, for fiscal 2010.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Conference Call and Webcast Information

A conference call to discuss fourth quarter and fiscal year 2011 results is scheduled for Thursday, March 15, 2012 at 10:00 A.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until April 12, 2012 and can be accessed by dialing (888) 286-8010 and providing the pass code number 32682089.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	January 28, 2012	January 29, 2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,426	$28,074
Inventories, net	30,937	32,025
Prepaid catalog costs	2,111	1,845
Restricted cash	—	8,268
Other current assets	3,556	12,511

TOTAL CURRENT ASSETS	65,030	82,723

PROPERTY AND EQUIPMENT, NET	42,588	49,988
GOODWILL	4,462	4,462
INTANGIBLE ASSETS, NET	2,419	2,419
OTHER ASSETS	837	111

TOTAL ASSETS	$115,336	$139,703

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$24,199	$21,301
Accrued expenses and other current liabilities	16,747	21,788
Income taxes payable	736	742

TOTAL CURRENT LIABILITIES	41,682	43,831
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	11,545	11,828

TOTAL LIABILITIES	53,227	55,659

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,726,645 and 31,432,531 shares issued and outstanding, respectively	32	31
Additional paid-in capital	99,244	98,510
Accumulated deficit	(37,167)	(14,497)

TOTAL STOCKHOLDERS’ EQUITY	62,109	84,044

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,336	$139,703

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	January 28, 2012		January 29, 2011
NET REVENUES	$65,592	100.0%	$66,913	100.0%
Cost of goods sold	44,436	67.7%	42,266	63.2%

GROSS PROFIT	21,156	32.3%	24,647	36.8%

Selling, general and administrative expenses	26,333	40.1%	26,160	39.1%
Impairment of long-lived assets	495	0.8%	—	0.0%
Other operating income	(1,763)	-2.7%	(174)	-0.3%

TOTAL OPERATING EXPENSES	25,065	38.2%	25,986	38.8%

OPERATING LOSS	(3,909)	-6.0%	(1,339)	-2.0%
Interest expense, net	183	0.3%	93	0.1%

LOSS BEFORE INCOME TAXES	(4,092)	-6.2%	(1,432)	-2.1%
Provision (benefit) for income taxes	72	0.1%	(2,124)	-3.2%

NET (LOSS) INCOME	$(4,164)	-6.3%	$692	1.0%

BASIC (LOSS) INCOME PER SHARE:

NET (LOSS) INCOME PER SHARE	$(0.13)		$0.02

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	31,239,527		31,136,931

DILUTED (LOSS) INCOME PER SHARE:

NET (LOSS) INCOME PER SHARE	$(0.13)		$0.02

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	31,239,527		31,265,800

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 28, 2012		January 29, 2011
NET REVENUES	$217,152	100.0%	$220,697	100.0%
Cost of goods sold	148,816	68.5%	147,242	66.7%

GROSS PROFIT	68,336	31.5%	73,455	33.3%

Selling, general and administrative expenses	92,740	42.7%	95,746	43.4%
Impairment of long-lived assets and goodwill	495	0.2%	7,611	3.4%
Other operating income	(1,957)	-0.9%	(475)	-0.2%

TOTAL OPERATING EXPENSES	91,278	42.0%	102,882	46.6%

OPERATING LOSS	(22,942)	-10.6%	(29,427)	-13.3%
Interest expense, net	577	0.3%	353	0.2%

LOSS BEFORE INCOME TAXES	(23,519)	-10.8%	(29,780)	-13.5%
Benefit for income taxes	(849)	-0.4%	(8,137)	-3.7%

NET LOSS	$(22,670)	-10.4%	$(21,643)	-9.8%

BASIC AND DILUTED LOSS PER SHARE:
NET LOSS PER SHARE	$(0.73)		$(0.70)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,217,185		31,111,878

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 28, 2012	January 29, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(22,670)	$(21,643)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,446	10,669
Deferred income taxes	—	1,138
Stock-based compensation	734	827
Impairment of long-lived assets and goodwill	495	7,611
Changes in operating assets and liabilities:
Inventories	1,088	1,677
Prepaid catalog costs and other assets	7,963	1,064
Restricted cash	8,268	(728)
Income taxes payable	(6)	9
Accounts payable, accrued expenses and other liabilities	(2,951)	(8,389)

Total adjustments	27,037	13,878

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,367	(7,765)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,015)	(5,819)

NET CASH USED IN INVESTING ACTIVITIES	(4,015)	(5,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	—	12

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	12

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	352	(13,572)
CASH AND CASH EQUIVALENTS, beginning of period	28,074	41,646

CASH AND CASH EQUIVALENTS, end of period	$28,426	$28,074

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended		For The Fifty-Two Weeks Ended
	January 28, 2012	January 29, 2011	January 28, 2012	January 29, 2011
Channel net revenues:
Retail	$33,634	$34,906	$123,223	$122,444
Direct	31,958	32,007	93,929	98,253

Total net revenues	$65,592	$66,913	$217,152	$220,697

Comparable store sales	(3.6%)	(2.3%)	0.1%	(4.1%)

Catalogs mailed	12,817	14,121	38,758	43,271

Inventory - retail	$16,149	$16,414	$16,149	$16,414

Inventory - direct	$14,788	$15,611	$14,788	$15,611

Number of stores:
Beginning of period	114	115	114	109
Opened	1	—	4*	9**
Closed	2	1	5*	4**

End of period	113	114	113	114

Total gross sq. ft @ end of period	434.4	436.3	434.4	436.3

*	Totals include two stores that were closed, remodeled and reopened during fiscal 2011, and one store that was closed and relocated to an alternative site in the same mall during fiscal 2011.
**	Totals include one store that was closed, remodeled and reopened during fiscal 2010, and one store that was closed and relocated to an alternative site in the same mall during fiscal 2010.